                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of BEI Medical Systems Company, Inc. for the registration of 2,228,970 shares of its common stock and to the incorporation by reference therein of our report dated December 1, 2000 with respect to the consolidated financial statements of BEI Medical Systems Company, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                                /s/  Ernst & Young LLP

MetroPark, New Jersey
March 16, 2001